Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 13, 2012, with respect to the consolidated financial statements included in the Annual Report of Teavana Holdings, Inc. on Form 10-K for the year ended January 29, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statement of Teavana Holdings, Inc. on Form S-8 (File No. 33-176590, effective August 31, 2011).

/s/ GRANT THORNTON LLP

Atlanta, Georgia

April 13, 2012